EXECUTION COPY

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                     STRUCTURED PRODUCTS CORP., as Depositor


                                       and


                      U.S. BANK TRUST NATIONAL ASSOCIATION,

                                   as Trustee

                                 _______________

                                 AMENDMENT NO. 1

                          dated as of December 1, 1998

                                 _______________


                                  Amending the

                          SERIES LTR 1998-4 SUPPLEMENT

                              between the Depositor
                                 and the Trustee

                            Dated as of May 18, 1998


                       TENS CERTIFICATES TRUST LTR 1998-4

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

     This Amendment No. 1 (this "Amendment") to the Series Supplement for Tierssm Tens Certificates Trust LTR 1998-4, dated as of May 18, 1998 (the "Series Supplement"), between Structured Products Corp., as Depositor (the "Depositor"), and U.S. Bank Trust National Association, as trustee, is made as of December 1, 1998 between the Depositor and the Trustee. All capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Series Supplement.

                               W I T N E S S E T H

     WHEREAS, Depositor and Trustee entered into the Series Supplement amending and supplementing the Base Trust Agreement related thereto (the "Base Trust Agreement" and collectively with the Series Supplement, the "Agreement") for the purpose of creating a trust; and

     WHEREAS, pursuant to the Series Supplement the Depositor and the Trustee created and established a trust known as "Tiers Tens Certificates Trust LTR 1998-4"; and

     WHEREAS, Depositor and Trustee wish to amend the Series Supplement as set forth herein, and Section 14 of the Series Supplement and Section 10.1 of the Base Trust Agreement provide for such an amendment without the consent of any of the Certificateholders for the purpose of curing any ambiguity or correcting or supplementing any provision which may be defective or inconsistent with any other provision so long as such amendment will not, as evidenced by an Opinion of Counsel, cause the Trust to fail to qualify as a grantor trust for federal income tax purposes or result in the sale or exchange of any Certificate for tax purposes and the Trustee has received written confirmation from each Rating Agency rating the Certificates that such amendment will not cause such Rating Agency to reduce or withdraw its then current rating on the Certificates.

      NOW THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

                                    AMENDMENT

           1. Exhibit B to the Series Supplement is hereby amended in its entirety and replaced with Exhibit B attached hereto.

           2. The form of Certificate attached as Exhibit C to the Series Supplement is hereby amended in its entirety and replaced with Exhibit C attached hereto.


                                  MISCELLANEOUS

     This Amendment shall be effective upon (i) the execution hereof by the parties hereto and (ii) the receipt by the Trustee of the Opinion of Counsel (an executed copy of which has been delivered in connection herewith) as required by
Section 10.1 of the Base Trust Agreement and


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

(iii) the receipt by the Trustee of the confirmation of the ratings on the Certificates as described above.

     Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with their terms and, except as expressly provided herein, this Amendment shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any terms or provisions of the Agreement.

     This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

     THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


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



     IN WITNESS WHEREOF, the Depositor and the Trustee have caused this Amendment No. 1 to Series Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.



                          STRUCTURED PRODUCTS CORP.,
                          as Depositor



                          By:
                          Name:
                          Title:



                          U.S. BANK TRUST NATIONAL ASSOCIATION,
                          as Trustee



                          By:
                                --------------------------
                          Name:
                          Title:

                                                         EXHIBIT B

           TERMS OF THE CERTIFICATES AS OF CLOSING DATE

Number of Certificates to            1,000,000 (which may be
be authenticated and delivered:      represented as one or more
                                     global certificates).

Authorized Denominations:            1 and integral multiples
                                     thereof, each of which
                                     represents an interest in all
                                     proceeds collected on  $10
                                     principal amount of Term
                                     Assets.

Rating Agencies:                     Standard & Poor's Ratings
                                     Services, and Moody's
                                     Investors Service, Inc.

Closing Date:                        May 18, 1998

Distribution Dates:                  April 15 and October 15, the
                                     Maturity Date, any Term Assets
                                     Redemption Distribution Date
                                     or any Term Assets Default
                                     Distribution Date.

Interest Rate:                       7.00%

Maturity Date:                       October 15, 2002

Record Date:                         With respect to any
                                     Distribution Date, the day
                                     immediately preceding such
                                     Distribution Date.

Trustee's Fees:                      The Trustee's fees shall be
                                     payable by the Depositor
                                     pursuant to a separate fee
                                     agreement between the Trustee
                                     and the Depositor.

Initial Certificate                  U.S. Bank Trust National
Registrar:                           Association

Corporate Trust Office:              U.S. Bank Trust National
                                     Association
                                     100 Wall Street, Suite 1600
                                     New York, New York  10005
                                     Attention:  Corporation Trust
                                     Department, Regarding TIERSsm
                                     Tens Certificates Series LTR 1998-4



                                       B-1
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                                                          EXHIBIT C



                              FORM OF CERTIFICATES


THIS CERTIFICATE REPRESENTS AN UNDIVIDED INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CERTIFICATE NUMBER R-1                                    1,000,000
CUSIP: 871928 BH9

           TIERSsm TENS CERTIFICATES, SERIES LTR 1998-4

evidencing an undivided interest in the Trust, as defined below, the assets of which include Loews Corporation 7.0% Senior Notes due October 15, 2023 (the "Term Assets").

This Certificate does not represent an interest in or obligation of the Depositor or any of its affiliates, except to the extent described below.

THIS CERTIFIES THAT Cede & Co. is the registered owner of a nonassessable, fully-paid, fractional undivided interest in TIERSSM Tens Certificates Trust LTR 1998-4 (the "Trust") formed by Structured Products Corp., as depositor (the "Depositor").

     The Trust was created pursuant to a Base Trust Agreement, dated as of May 18, 1998 (the "Agreement"), between the Depositor and U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the Series LTR 1998-4 Supplement dated as of May 18, 1998 (the "Series Supplement" and, together with the Agreement, the "Trust Agreement"), between the Depositor and the Trustee. This Certificate does not purport to summarize the Trust Agreement and

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reference is hereby made to the Trust Agreement for information  with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

     This Certificate is one of the duly authorized Certificates designated as "TIERSsm Tens Certificates, Series LTR 1998-4" (herein called the "Certificate" or "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The assets of the Trust include the Term Assets and all proceeds of the Term Assets. Additional Term Assets may be deposited in the Trust and additional Certificates may be authenticated and delivered from time to time as provided in the Trust Agreement, which additional Certificates shall rank pari passu with all other Certificates issued in accordance with the Series Supplement.

     Under the Trust Agreement, there shall be distributed on the dates specified in the Series Trust Agreement (a "Distribution Date"), to the person in whose name this Certificate is registered at the close of business on the related Record Date, such Certificateholder's fractional undivided interest in the amount of distributions of the Term Assets to be distributed to Certificateholders on such Distribution Date. The Term Assets pay interest on April 15 and October 15 of each year with the next interest payment date occurring on October 15, 1998. The principal of the Term Assets is scheduled to be paid on October 15, 2023.

     The Certificates are subject to redemption in the event the Term Assets are redeemed. Upon receipt of a notice that all or a portion of the Term Assets are to be redeemed, the Trustee shall select by lot an equal principal amount of Certificates for redemption, establish the Term Assets Redemption Distribution Date and notify such Certificateholders of such redemption not less than fifteen days prior to the Term Assets Redemption Distribution Date. The price (expressed as a percentage of the principal amount) at which such Certificates shall be redeemed shall equal the price (expressed as a percentage of the principal amount) at which the Term Assets are being redeemed plus accrued interest thereon. The payment of the redemption price shall be made on the Term Assets Redemption Distribution Date.

     In the event of a Payment Default or an Acceleration, the Trustee shall liquidate, as soon as reasonably possible after the occurrence thereof, the Term Assets (by selling the Term Assets to the highest bidder obtained pursuant to the procedures set forth in the Trust Agreement) and distribute the proceeds of such sale (after deducting any costs incurred in connection therewith and subject to Section 10(h) of the Series Supplement) to the Holders of the Certificates.

     The distributions in respect of this Certificate are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts as set forth in the Series Trust Agreement.


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     It is the intent of the Depositor and the Certificateholders that the Trust will be classified either as a grantor trust under subpart E, Part I of subchapter J of the Internal Revenue Code of 1986, or as a partnership. Except as otherwise required by appropriate taxing authorities, the Depositor and the Trustee, by executing the Trust Agreement, and each Certificateholder, by acceptance of a TIERSSM, agrees to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as interests in either a grantor trust or a partnership, and the provisions of the Trust Agreement shall be interpreted to further this intention of the parties.

     Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder shall not, prior to the date which is one year and one day after the termination of the Trust Agreement, acquiesce, petition or otherwise invoke or cause the Depositor to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Depositor under any federal or state bankruptcy, insolvency, reorganization or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor.

     Distributions on this Certificate shall be made as provided in the Trust Agreement by the Trustee by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate shall be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office maintained for such purpose by the Trustee in the Borough of Manhattan, the City of New York.

     The Certificates do not represent an obligation of, or an interest in, the Depositor, the Trustee or any affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Term Assets, all as more specifically set forth herein and in the Trust Agreement. A copy of the Trust Agreement may be examined during normal business hours at the principal office of the Depositor, and at such other places, if any, designated by the Depositor, by any Certificateholder upon written request.

     The  Trust   Agreement   permits   the   amendment   thereof,   in  certain
circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in New York City, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificate of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is the Trustee.

     The Certificates are issuable only in registered form in the authorized denominations specified in the Trust Agreement. As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same; provided, however, that no Certificates may be subdivided such that the denomination of any resulting Certificate is less than the minimum authorized denomination specified in the Trust Agreement. No service charge shall be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith. The Trustee, the Certificate Registrar and any agent of the Trustee or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

     The Trust and the obligations of the Depositor and the Trustee created by the Trust Agreement with respect to the Certificates will terminate (subject to the surviving rights of indemnity) upon (a) the payment in full at maturity or upon early redemption of the Certificates, (b) the distribution of the sale proceeds of the Term Assets (after deducting any costs incurred in connection therewith) after a Payment Default or an Acceleration thereof and (c) the distribution in kind of all of the Term Assets upon the tender by an affiliate of the Depositor of 100% of the then outstanding Certificates in exchange for 100% of the Term Assets.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Trustee by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

     A copy of the Trust Agreement is available upon request and all of its terms and conditions are hereby incorporated by reference and made a part hereof.

     THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


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

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed by its manual or facsimile signature.


                               U.S.     BANK     TRUST     NATIONAL
                               ASSOCIATION,  not in its  individual
                               capacity  but solely as Trustee  and
                               Authenticating Agent



                               By:______________________________
                                       Authorized Signatory


              TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This  is  one  of  the   Certificate   referred   to  in  the
within-mentioned Trust Agreement.


                               U.S. BANK TRUST NATIONAL ASSOCIATION,
                               not in its  individual  capacity but
                               solely as Trustee and Authenticating Agent



                               By: ______________________________
                                       Authorized Signatory


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